UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2013

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2013, Tower International, Inc. (“Tower” or the “Company”) and Tower International Holdings, LLC, as the selling stockholder, entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC , as the representatives (the “Representatives”) of the underwriters named in such Underwriting Agreement ( the “Underwriters”). Pursuant to the Underwriting Agreement, Tower International Holdings, LLC, an affiliate of Cerberus Capital Management, L.P., sold 7,250,000 shares of the Company’s common stock to the Underwriters, who resold them to the public. Tower International Holdings, LLC also granted the Underwriters a 30-day option to purchase up to an additional 1,087,500 shares of common stock.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties. The Company and Tower International Holdings, LLC have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company did not, and will not, receive any of the proceeds from the sale of shares in the offering, which was made through the Company’s effective shelf registration statement.

The Representatives named above acted as joint book-running managers of the offering. Wells Fargo Securities, LLC and Robert W. Baird & Co. Incorporated acted as co-managers in the offering.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, including acting as initial purchasers, bookrunners or underwriters in past offerings, for which they received or will receive customary fees and reimbursement of expenses. Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, or their affiliates, are agents and/or lenders under the Company’s asset-based revolving credit facility, term loan credit agreement or letter of credit facility. J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are also acting as agents in connection with the recently announced repricing of the Company’s term loan and will receive customary fees and reimbursement of expenses in connection therewith.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Lowenstein Sandler LLP is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated as of July 24, 2013, among Tower International, Inc., Tower International Holdings, LLC and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Representatives of the Underwriters.

Exhibit 5.1	Opinion of Lowenstein Sandler LLP.

Exhibit 23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

July 26, 2013

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement, dated as of July 24, 2013, among Tower International, Inc., Tower International Holdings, LLC and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Representatives of the Underwriters.

Exhibit 5.1	Opinion of Lowenstein Sander LLP.

Exhibit 23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).